Exhibit 99.1
Starbucks Reports Q1 Fiscal 2021 Results
Q1 Comparable Store Sales of -5% in the U.S. and 5% in China, Demonstrating Sustained Recovery
Q1 GAAP EPS $0.53; Non-GAAP EPS $0.61 Reflecting Substantial Margin Improvement from Prior Quarter
Active Starbucks® Rewards Membership in the U.S. Up 15% Year-Over-Year to 21.8 Million
Fiscal 2021 Outlook Reaffirms Path to Full Recovery

SEATTLE; January 26, 2021 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its 13-week fiscal first quarter ended December 27, 2020. GAAP results in fiscal 2021 and fiscal 2020 include items that are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

“I am very pleased with our start to fiscal 2021, with meaningful, sequential improvements in quarterly financial results despite ongoing business disruption from the pandemic. Investments in our partners, beverage innovation and digital customer relationships continued to fuel our recovery and position Starbucks for long-term, sustainable growth,” said Kevin Johnson, president and ceo.

“Our results demonstrate the continued strength and relevance of our brand, the effectiveness of the actions we’ve taken to adapt to changes in consumer behavior and the steadfast commitment of our green apron partners to serve our customers and communities. We remain optimistic about our robust operating outlook for fiscal 2021 as well as our ability to unlock the full potential of Starbucks to create value for our stakeholders,” concluded Johnson.

Q1 Fiscal 2021 Highlights

•Global comparable store sales declined 5%, driven by a 19% decrease in comparable transactions, partially offset by a 17% increase in average ticket
◦Americas comparable store sales declined 6%, driven by a 21% decrease in comparable transactions, partially offset by a 20% increase in average ticket; U.S. comparable store sales declined 5%, driven by a 21% decrease in comparable transactions, partially offset by a 19% increase in average ticket
◦International comparable store sales were down 3%, driven by a 10% decline in comparable transactions, partially offset by an 8% increase in average ticket; China comparable store sales were up 5%, driven by a 9% increase in average ticket, partially offset by a 3% decline in transactions; International and China comparable store sales are inclusive of a benefit from value-added tax exemptions of approximately 3% and 5%, respectively
•The company opened 278 net new stores in the first quarter of fiscal 2021, yielding 4% year-over-year unit growth, ending the period with 32,938 stores globally, of which 51% and 49% were company-operated and licensed, respectively
◦Stores in the U.S. and China comprised 61% of the company’s global portfolio at the end of the first quarter of fiscal 2021, with 15,340 and 4,863 stores, respectively
•Consolidated net revenues of $6.7 billion declined 5% from the prior year primarily due to the impact of the COVID-19 pandemic
◦Impact included the effects of reduced customer traffic, modified operations, reduced store operating hours and temporary store closures
•GAAP operating margin of 13.5%, down from 17.2% in the prior year primarily due to the COVID-19 pandemic, mainly sales deleverage, as well as growth in wages and benefits and Americas store portfolio optimization expenses, partially offset by labor efficiency and the impact of pricing in the Americas
◦Non-GAAP operating margin of 15.5%, down from 18.2% in the prior year
•GAAP earnings per share of $0.53, down from $0.74 in the prior year primarily due to unfavorable impacts related to the COVID-19 pandemic
◦Non-GAAP earnings per share of $0.61, down from $0.79 in the prior year

•Starbucks® Rewards loyalty program 90-day active members in the U.S. increased to 21.8 million, up 15% year-over-year

Q1 Americas Segment Results

	Quarter Ended		Change (%)
($ in millions)	Dec 27, 2020	Dec 29, 2019
Change in Comparable Store Sales (1)	(6)%	6%
Change in Transactions	(21)%	2%
Change in Ticket	20%	3%
Store Count	18,308	18,203	1%
Revenues	$4,703.2	$5,010.9	(6)%
Operating Income	$813.5	$1,098.8	(26)%
Operating Margin	17.3%	21.9%	(460) bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours due to the COVID-19 pandemic remain in comparable store sales while stores identified for permanent closure have been removed.

Net revenues for the Americas segment of $4.7 billion in Q1 FY21 were 6% lower relative to Q1 FY20, primarily due to a 6% decline in comparable store sales as well as lower product sales to and royalty revenues from our licensees primarily due to the impact of the COVID-19 pandemic. These declines were slightly offset by 105 net new store openings, or 1% store growth, over the past 12 months.

The Americas segment reported operating income of $813.5 million in Q1 FY21, compared to $1.1 billion in Q1 FY20. Operating margin of 17.3% contracted 460 basis points, primarily due to the impact of the COVID-19 pandemic, including sales deleverage and additional costs incurred, growth in retail partner wages and benefits as well as expenses relating to the Americas store portfolio optimization, partially offset by labor efficiency and pricing.

Q1 International Segment Results

	Quarter Ended		Change (%)
($ in millions)	Dec 27, 2020	Dec 29, 2019
Change in Comparable Store Sales (1)	(3)%	1%
Change in Transactions	(10)%	(1)%
Change in Ticket	8%	2%
Store Count	14,630	13,592	8%
Revenues	$1,654.3	$1,571.1	5%
Operating Income	$274.8	$275.9	0%
Operating Margin	16.6%	17.6%	(100) bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours due to the COVID-19 pandemic remain in comparable store sales while stores identified for permanent closure have been removed. For the first quarter of fiscal 2021, the International segment's comparable store sales included a 3% benefit related to a temporary value-added tax exemption in China.

Net revenues for the International segment grew 5% over Q1 FY20 to $1.7 billion in Q1 FY21, primarily driven by 1,038 net new store openings, or 8% store growth, over the past 12 months as well as favorable foreign currency translation, partially offset by lower product sales to and royalty revenues from our international licensees and a 3% decline in comparable store sales primarily due to the impact of the COVID-19 pandemic.

The International segment reported operating income of $274.8 million in Q1 FY21 compared to $275.9 million in Q1 FY20. Operating margin contracted 100 basis points to 16.6%, primarily due to the impact of the COVID-19 pandemic, mainly sales deleverage, partially offset by improved labor efficiency.

Q1 Channel Development Segment Results

	Quarter Ended		Change (%)
($ in millions)	Dec 27, 2020	Dec 29, 2019
Revenues	$371.4	$494.6	(25)%
Operating Income	$180.8	$175.5	3%
Operating Margin	48.7%	35.5%	1,320 bps

Net revenues for the Channel Development segment of $371.4 million in Q1 FY21 were 25% lower relative to Q1 FY20. The decline was primarily driven by a 22% unfavorable impact of Global Coffee Alliance transition-related activities, including a structural change in our single-serve business as well as an adverse impact of COVID-19 on the
Foodservice business, partially offset by growth in at-home coffee and our ready-to-drink business.

Operating income increased 3% to $180.8 million in Q1 FY21, up from $175.5 million in Q1 FY20. Operating margin expanded 1,320 basis points to 48.7%, primarily due to the structural change in our single-serve business and strength in our ready-to-drink business.

Full Year Fiscal 2021 Guidance
Please note that Starbucks fiscal year 2021 is a 53-week year instead of the usual 52 weeks. The impact of the 53rd week will be reflected in our results for the fourth quarter of fiscal 2021. All full-year guidance for the metrics noted below is for fiscal year 2021 on a 53-week basis except comparable store sales growth metrics, which are relative to fiscal year 2020 on a 52-week basis.

The company updates fiscal year 2021 GAAP EPS guidance:
•GAAP EPS in the range of $2.42 to $2.62, inclusive of a $0.10 impact attributable to the 53rd week
◦(previously $2.34 to $2.54, inclusive of a $0.10 impact attributable to the 53rd week)

The company reiterates the following fiscal year 2021 guidance:
•Global comparable store sales growth of 18% to 23%
•Americas and U.S. comparable store sales growth of 17% to 22%
•International comparable store sales growth of 25% to 30%
◦China comparable store sales growth of 27% to 32%
•Approximately 2,150 new store openings and 1,100 net new Starbucks stores globally
◦Americas approximately 850 new store openings and approximately 50 net new stores
◦International approximately 1,300 new store openings and 1,050 net new stores
▪Approximately 600 net new stores in China
•Consolidated revenue of $28.0 billion to $29.0 billion, inclusive of a $500 million impact attributable to the 53rd week
◦Channel Development revenue of $1.4 billion to $1.6 billion
•Consolidated GAAP operating margin of 14% to 15%
◦Consolidated Non-GAAP operating margin of 16% to 17%
•Interest expense of approximately $470 million to $480 million
•GAAP and non-GAAP effective tax rates in the mid-20%s
•Non-GAAP EPS in the range of $2.70 to $2.90, inclusive of a $0.10 impact attributable to the 53rd week

•Capital expenditures of approximately $1.9 billion

Q2 Fiscal 2021 Guidance
The company introduces the following Q2 fiscal 2021 guidance (growth targets are relative to Q2 fiscal 2020):
•Q2 FY21 U.S. comparable store sales growth of approximately 5% to 10%
•Q2 FY21 China comparable store sales growth of nearly 100%
•Q2 FY21 GAAP EPS in the range of $0.36 to $0.41
◦Q2 FY21 Non-GAAP EPS in the range of $0.45 to $0.50

Please note, the guidance provided above is dependent on our current expectations, which may be impacted by evolving external conditions and local safety guidelines as well as shifts in customer routines, preferences and mobility.

Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release.

The company will provide additional information regarding its business outlook during its regularly scheduled quarterly earnings conference call today; this information will also be available following the call on the company’s website at http://investor.starbucks.com.

Company Updates

1.In early January, the company announced that Patrick Grismer, executive vice president and chief financial officer (cfo), will retire from his position effective February 1, 2021. Rachel Ruggeri, senior vice president of Finance, Americas and a 16-year Starbucks partner, will succeed Grismer, who will remain with the company as an advisor through May 2, 2021.

2.In December, the company announced that Mellody Hobson will serve as the next non-executive chair of its Board of Directors starting in March 2021. Hobson, who first joined the board as an independent director in 2005 and was appointed as the board’s independent vice-chair in 2018, will succeed Myron (Mike) E. Ullman, III. Hobson will assume the role of chair in conjunction with the Starbucks Annual Meeting of Shareholders in March 2021.

3.The company hosted its biennial Investor Day virtually on December 9, 2020. Chief executive officer Kevin Johnson and other Starbucks leaders outlined a vision for the future, discussed the company’s progress against its Growth at Scale agenda and provided updates to its ongoing growth model.

4.In December, the company announced deeper investments in operations and product development in support of its planet positive goals, which include an intent to support the Net Zero Initiative, the rollout of oatmilk nationwide in the U.S., an additional $50 million investment in the Global Farmer Fund and a diversified renewable energy portfolio.

5.The Board of Directors declared a cash dividend of $0.45 per share, payable on March 5, 2021, to shareholders of record as of February 18, 2021.

Conference Call
Starbucks will hold a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Kevin Johnson, president and ceo, and Patrick Grismer, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Friday, February 26, 2021.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with nearly 33,000 stores worldwide, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at stories.starbucks.com or www.starbucks.com.

Forward-Looking Statements
Certain statements contained herein and in our investor conference call related to these results are “forward-looking” statements within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “remain,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements include statements relating to: the estimated financial impact related to the outbreak of coronavirus disease (COVID-19) including the outlook, guidance and projections for revenues, earnings per share, operating income, operating margins, comparable store sales, net new stores, capital expenditures, interest expense and fiscal 2021 guidance; the nature and extent of the impact of COVID-19 on our business, operations and financial results; the anticipated timing and effects of recovery of our business, including our ability to expand seating and operating hours at our stores; our plans for streamlining our operations, including store openings, closures and changes in store formats and models; our ability to continue steady business improvement and improve customer and partner experiences; and our ability to emerge from this global crisis and drive long-term growth. These forward-looking statements do not represent historical data, are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results and trends may differ materially depending on a variety of factors, including, but not limited to: further spread of COVID-19; regulatory measures or voluntary actions that may be put in place to limit the spread of COVID-19, including restrictions on business operations or social distancing requirements and the duration and efficacy of such restrictions; the potential for a resurgence of COVID-19 infections in a given geographic region after it has hit its “peak”; fluctuations in U.S. and international economies and currencies; our ability to preserve, grow and leverage our brands; the ability of our business partners and third-party providers to fulfill their responsibilities and commitments; potential negative effects of incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; costs associated with, and the successful execution of, the company’s initiatives and plans, including the successful expansion of our Global Coffee Alliance with Nestlé; our ability to obtain financing on acceptable terms; the acceptance of the company’s products by our customers, evolving consumer preferences and tastes and the availability of consumer financing; changes in the availability and cost of labor; the impact of competition; inherent risks of operating a global business; the prices and availability of coffee, dairy and other raw materials; the effect of legal proceedings; and the effects of changes in tax laws and related guidance and regulations that may be implemented and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” sections of Starbucks Annual Report on Form 10-K for the fiscal year ended September 27, 2020. The company assumes no obligation to update any of these forward-looking statements.

Non-GAAP Financial Measures
Certain non-GAAP measures included in our press release and in our investor conference call related to these results were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. The company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include acquisitions, divestitures, restructuring and other items. The unavailable information could have a significant impact on the company’s GAAP financial results.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Durga Doraisamy	Reggie Borges
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Dec 27, 2020	Dec 29, 2019	% Change	Dec 27, 2020	Dec 29, 2019
				As a % of total net revenues
Net revenues:
Company-operated stores	$5,726.5	$5,780.7	(0.9)%	84.8%	81.5%
Licensed stores	613.8	792.0	(22.5)	9.1	11.2
Other	409.1	524.4	(22.0)	6.1	7.4
Total net revenues	6,749.4	7,097.1	(4.9)	100.0	100.0
Product and distribution costs	2,049.1	2,236.4	(8.4)	30.4	31.5
Store operating expenses	2,867.3	2,821.5	1.6	42.5	39.8
Other operating expenses	91.8	101.8	(9.8)	1.4	1.4
Depreciation and amortization expenses	366.1	351.0	4.3	5.4	4.9
General and administrative expenses	472.1	434.2	8.7	7.0	6.1
Restructuring and impairments	72.2	6.3	nm	1.1	0.1
Total operating expenses	5,918.6	5,951.2	(0.5)	87.7	83.9
Income from equity investees	82.7	73.9	11.9	1.2	1.0
Operating income	913.5	1,219.8	(25.1)	13.5	17.2
Interest income and other, net	15.5	15.9	(2.5)	0.2	0.2
Interest expense	(120.7)	(91.9)	31.3	(1.8)	(1.3)
Earnings before income taxes	808.3	1,143.8	(29.3)	12.0	16.1
Income tax expense	186.1	258.5	(28.0)	2.8	3.6
Net earnings including noncontrolling interests	622.2	885.3	(29.7)	9.2	12.5
Net loss attributable to noncontrolling interests	—	(0.4)	nm	—	—
Net earnings attributable to Starbucks	$622.2	$885.7	(29.8)	9.2%	12.5%
Net earnings per common share - diluted	$0.53	$0.74	(28.4)
Weighted avg. shares outstanding - diluted	1,183.0	1,191.0
Cash dividends declared per share(1)	$0.90	$0.41
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				50.1%	48.8%
Effective tax rate including noncontrolling interests				23.0%	22.6%
(1)On September 30, 2020, which was early in the first quarter of fiscal 2021, our Board of Directors approved a quarterly cash dividend to shareholders of $0.45 per share to be paid on November 27, 2020 to shareholders of record as of the close of business on November 12, 2020. In November 2020, our Board of Directors approved a quarterly cash dividend to shareholders of $0.45 per share to be paid on March 5, 2021 to shareholders of record as of the close of business on February 18, 2021.

Segment Results (in millions)

Americas

	Dec 27, 2020	Dec 29, 2019	% Change	Dec 27, 2020	Dec 29, 2019
Quarter Ended				As a % of Americas total net revenues
Net revenues:
Company-operated stores	$4,284.8	$4,471.0	(4.2)%	91.1%	89.2%
Licensed stores	416.2	537.3	(22.5)	8.8	10.7
Other	2.2	2.6	(15.4)	—	0.1
Total net revenues	4,703.2	5,010.9	(6.1)	100.0	100.0
Product and distribution costs	1,276.2	1,388.4	(8.1)	27.1	27.7
Store operating expenses	2,238.8	2,214.4	1.1	47.6	44.2
Other operating expenses	42.8	42.5	0.7	0.9	0.8
Depreciation and amortization expenses	188.9	189.2	(0.2)	4.0	3.8
General and administrative expenses	70.8	72.4	(2.2)	1.5	1.4
Restructuring and impairments	72.2	5.2	nm	1.5	0.1
Total operating expenses	3,889.7	3,912.1	(0.6)	82.7	78.1
Operating income	$813.5	$1,098.8	(26.0)%	17.3%	21.9%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				52.2%	49.5%

International

	Dec 27, 2020	Dec 29, 2019	% Change	Dec 27, 2020	Dec 29, 2019
Quarter Ended				As a % of International total net revenues
Net revenues:
Company-operated stores	$1,441.7	$1,309.7	10.1%	87.1%	83.4%
Licensed stores	197.6	254.7	(22.4)	11.9	16.2
Other	15.0	6.7	123.9	0.9	0.4
Total net revenues	1,654.3	1,571.1	5.3	100.0	100.0
Product and distribution costs	520.4	488.5	6.5	31.5	31.1
Store operating expenses	628.5	607.1	3.5	38.0	38.6
Other operating expenses	34.3	35.9	(4.5)	2.1	2.3
Depreciation and amortization expenses	140.0	126.6	10.6	8.5	8.1
General and administrative expenses	82.6	67.2	22.9	5.0	4.3
Restructuring and impairments	—	0.8	nm	—	0.1
Total operating expenses	1,405.8	1,326.1	6.0	85.0	84.4
Income from equity investees	26.3	30.9	(14.9)	1.6	2.0
Operating income	$274.8	$275.9	(0.4)%	16.6%	17.6%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				43.6%	46.4%

Channel Development

	Dec 27, 2020	Dec 29, 2019	% Change	Dec 27, 2020	Dec 29, 2019
Quarter Ended				As a % of Channel Development total net revenues
Net revenues	$371.4	$494.6	(24.9)%
Product and distribution costs	233.5	338.8	(31.1)	62.9%	68.5%
Other operating expenses	11.1	20.6	(46.1)	3.0	4.2
Depreciation and amortization expenses	0.2	0.3	(33.3)	0.1	0.1
General and administrative expenses	2.2	2.4	(8.3)	0.6	0.5
Total operating expenses	247.0	362.1	(31.8)	66.5	73.2
Income from equity investees	56.4	43.0	31.2	15.2	8.7
Operating income	$180.8	$175.5	3.0%	48.7%	35.5%

Corporate and Other

	Dec 27, 2020	Dec 29, 2019	% Change
Quarter Ended
Net revenues	$20.5	$20.5	—%
Product and distribution costs	19.0	20.7	(8.2)
Other operating expenses	3.6	2.8	28.6
Depreciation and amortization expenses	37.0	34.9	6.0
General and administrative expenses	316.5	292.2	8.3
Restructuring and impairments	—	0.3	nm
Total operating expenses	376.1	350.9	7.2
Operating loss	$(355.6)	$(330.4)	7.6%
Corporate and Other primarily consists of our unallocated corporate operating expenses and Evolution Fresh.

STARBUCKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except per share data)

	Dec 27, 2020	Sep 27, 2020
ASSETS
Current assets:
Cash and cash equivalents	$5,028.1	$4,350.9
Short-term investments	235.5	281.2
Accounts receivable, net	888.0	883.4
Inventories	1,471.5	1,551.4
Prepaid expenses and other current assets	734.4	739.5
Total current assets	8,357.5	7,806.4
Long-term investments	190.9	206.1
Equity investments	496.0	478.7
Property, plant and equipment, net	6,177.9	6,241.4
Operating lease, right-of-use asset	8,199.4	8,134.1
Deferred income taxes, net	1,792.4	1,789.9
Other long-term assets	541.1	568.6
Other intangible assets	506.4	552.1
Goodwill	3,706.8	3,597.2
TOTAL ASSETS	$29,968.4	$29,374.5
LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$1,050.6	$997.9
Accrued liabilities	1,616.9	1,160.7
Accrued payroll and benefits	685.3	696.0
Income taxes payable	149.7	98.2
Current portion of operating lease liability	1,267.6	1,248.8
Stored value card liability and current portion of deferred revenue	1,871.2	1,456.5
Short-term debt	492.6	438.8
Current portion of long-term debt	750.0	1,249.9
Total current liabilities	7,883.9	7,346.8
Long-term debt	14,673.5	14,659.6
Operating lease liability	7,754.5	7,661.7
Deferred revenue	6,597.7	6,598.5
Other long-term liabilities	962.8	907.3
Total liabilities	37,872.4	37,173.9
Shareholders' deficit:
Common stock ($0.001 par value) — authorized, 2,400.0 shares; issued and outstanding, 1,177.2 and 1,173.3 shares, respectively	1.2	1.2
Additional paid-in capital	488.6	373.9
Retained deficit	(8,253.6)	(7,815.6)
Accumulated other comprehensive loss	(145.9)	(364.6)
Total shareholders’ deficit	(7,909.7)	(7,805.1)
Noncontrolling interests	5.7	5.7
Total deficit	(7,904.0)	(7,799.4)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)	$29,968.4	$29,374.5

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in millions)

	Quarter Ended
	Dec 27, 2020	Dec 29, 2019
OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$622.2	$885.3
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	388.4	369.2
Deferred income taxes, net	(6.1)	10.4
Income earned from equity method investees	(69.0)	(62.9)
Distributions received from equity method investees	77.2	64.3
Stock-based compensation	99.3	90.3
Non-cash lease costs	308.3	294.9
Loss on retirement and impairment of assets	132.6	12.7
Other	(10.2)	(7.6)
Cash provided by changes in operating assets and liabilities:
Accounts receivable	19.6	(22.9)
Inventories	90.1	122.8
Prepaid expenses and other current assets	5.2	(28.5)
Income taxes payable	56.9	125.1
Accounts payable	24.8	(110.3)
Deferred revenue	398.9	426.7
Operating lease liability	(314.8)	(301.6)
Other operating assets and liabilities	12.3	(31.8)
Net cash provided by operating activities	1,835.7	1,836.1
INVESTING ACTIVITIES:
Purchases of investments	(135.5)	(38.0)
Sales of investments	91.2	64.6
Maturities and calls of investments	113.7	1.3
Additions to property, plant and equipment	(324.2)	(394.3)
Other	(17.7)	(19.9)
Net cash used in investing activities	(272.5)	(386.3)
FINANCING ACTIVITIES:
Net proceeds from issuance of commercial paper	—	398.9
Net proceeds from issuance of short-term debt	192.9	99.0
Repayments of short-term debt	(144.7)	—
Repayments of long-term debt	(500.0)	—
Proceeds from issuance of common stock	102.8	33.1
Cash dividends paid	(528.2)	(484.2)
Repurchase of common stock	—	(1,091.4)
Minimum tax withholdings on share-based awards	(88.6)	(78.4)
Net cash used in financing activities	(965.8)	(1,123.0)
Effect of exchange rate changes on cash and cash equivalents	79.8	27.1
Net increase in cash and cash equivalents	677.2	353.9
CASH AND CASH EQUIVALENTS:
Beginning of period	4,350.9	2,686.6
End of period	$5,028.1	$3,040.5
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of capitalized interest	$130.0	$87.2
Income taxes	$109.4	$92.1

Supplemental Information

The following supplemental information is provided for historical and comparative purposes.

U.S. Supplemental Data

	Quarter Ended
($ in millions)	Dec 27, 2020	Dec 29, 2019	Change (%)
Revenues	$4,318.9	$4,583.0	(6)%
Change in Comparable Store Sales (1)	(5)%	6%
Change in Transactions	(21)%	3%
Change in Ticket	19%	3%
Store Count	15,340	15,188	1%
(1) Includes only Starbucks® company-operated stores open 13 months or longer. The results from Siren Retail operations are not reflected in comparable store sales. Comparable store sales include stores that were temporarily closed as a result of the COVID-19 pandemic and exclude stores identified for permanent closure.

China Supplemental Data

	Quarter Ended
($ in millions)	Dec 27, 2020	Dec 29, 2019	Change (%)
Revenues	$911.1	$745.0	22%
Change in Comparable Store Sales (1)	5%	3%
Change in Transactions	(3)%	1%
Change in Ticket	9%	2%
Store Count	4,863	4,292	13%
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates, stores identified for permanent closure and Siren Retail stores. Comparable store sales include stores that were temporarily closed as a result of the COVID-19 pandemic, and for the first quarter of fiscal 2021, included a 5% benefit related to a temporary value-added tax exemption.

Store Data

	Net stores opened/(closed) and transferred during the period
	Quarter Ended		Stores open as of
	Dec 27, 2020	Dec 29, 2019	Dec 27, 2020	Dec 29, 2019
Americas:
Company-operated stores	(80)	46	10,029	10,020
Licensed stores	34	90	8,279	8,183
Total Americas	(46)	136	18,308	18,203
International:
Company-operated stores	185	199	6,713	6,059
Licensed stores	139	204	7,917	7,533
Total International	324	403	14,630	13,592
Total Company	278	539	32,938	31,795

Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States. Our non-GAAP financial measures of non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP EPS exclude the below-listed items and their related tax impacts, as they do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company's past operating performance. The GAAP measures most directly comparable to non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP EPS are general and administrative expenses, operating income, operating income growth, operating margin, effective tax rate and diluted net EPS, respectively.

Non-GAAP Exclusion	Rationale
Restructuring and impairment costs	Management excludes restructuring and impairment costs relating to the write-down of certain company-operated stores and intangible assets. Management excludes these items for reasons discussed above. These expenses are anticipated to be completed within a finite period of time.
Integration costs	Management excludes integration costs and amortization of the acquired intangible assets for reasons discussed above. Additionally, the majority of these costs will be recognized over a finite period of time.
Nestlé transaction and integration-related costs	Management excludes the transaction and integration-related costs related to the Global Coffee Alliance with Nestlé (inclusive of incremental costs to grow and develop the alliance) for reasons discussed above.

Non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP EPS may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

Certain non-GAAP measures included in this report were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. The company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include acquisitions, divestitures, restructuring and other items. The unavailable information could have a significant impact on the company’s GAAP financial results.

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

($ in millions)	Quarter Ended
Consolidated	Dec 27, 2020	Dec 29, 2019	Change
General and administrative expenses, as reported (GAAP)	$472.1	$434.2	8.7%
Restructuring and impairment costs (1)	—	(0.8)
Integration costs (2)	(3.0)	(2.5)
Nestlé transaction and integration-related costs (3)	—	(0.3)
Non-GAAP G&A	$469.1	$430.6	8.9%
Non-GAAP G&A as a % of total net revenues (4)	7.0%	6.1%

Operating income, as reported (GAAP)	$913.5	$1,219.8	(25.1)%
Restructuring and impairment costs (1)	72.2	7.1
Integration costs (2)	62.7	58.9
Nestlé transaction and integration-related costs (3)	—	5.6
Non-GAAP operating income	$1,048.4	$1,291.4	(18.8)%

Operating margin, as reported (GAAP)	13.5%	17.2%	(370) bps
Restructuring and impairment costs (1)	1.1	0.1
Integration costs (2)	0.9	0.8
Nestlé transaction and integration-related costs (3)	—	0.1
Non-GAAP operating margin	15.5%	18.2%	(270) bps

Diluted net earnings per share, as reported (GAAP)	$0.53	$0.74	(28.4)%
Restructuring and impairment costs (1)	0.06	0.01
Integration costs (2)	0.05	0.05
Nestlé transaction and integration-related costs (3)	—	0.01
Income tax effect on Non-GAAP adjustments (5)	(0.03)	(0.02)
Non-GAAP EPS	$0.61	$0.79	(22.8)%
(1)Represents costs associated with our restructuring efforts, primarily asset impairments, accelerated amortization of right-of-use lease assets and severance related to certain company-operated store closures.
(2)Includes ongoing amortization expense of acquired intangible assets associated with the acquisition of East China and Starbucks Japan; and the related post-acquisition integration costs, such as incremental information technology and compensation-related costs.
(3)Represents costs associated with the Global Coffee Alliance with Nestlé.
(4)Non-GAAP G&A as a percentage of total net revenues for the first quarter of fiscal 2021 was 7.0%. Non-GAAP G&A as a percentage of total net revenues for fiscal years 2020 and 2019 was 7.1% and 6.5%, respectively. Refer to the Starbucks Investor Relations website for additional information regarding historical non-GAAP information.
(5)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

Q1 QTD FY21 NON-GAAP DISCLOSURE DETAILS
(Pretax $ in millions and USD)

Q1 QTD FY21	Americas	International	Corporate and Other	Consolidated
Statement of Earnings Line Item	Restructuring and Impairment Costs	Integration Costs	Integration Costs	Total Non-GAAP Adjustment
Net revenue
Production and distribution costs				—
Store operating expenses		3.8		3.8
Other operating expenses				—
Depreciation and amortization expenses		55.9		55.9
General and administrative expenses		2.8	0.2	3.0
Restructuring and impairments	72.2			72.2
Income from equity investees				—
Total impact to operating income	(72.2)	(62.5)	(0.2)	(134.9)

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

	Quarter Ended	Year Ended
Consolidated	Mar 28, 2021	Oct 3, 2021
	(Projected 13-weeks)	(Projected 53-weeks)
Operating Margin (GAAP)		14 - 15%
Restructuring costs (1)		1%
Integration costs (2)		1%
Non-GAAP Operating Margin		16 - 17%

Diluted net earnings per share (GAAP)	$0.36 - $0.41	$2.42 - $2.62
Restructuring costs (1)	0.06	0.16
Integration costs (2)	0.06	0.20
Income tax effect on Non-GAAP adjustments (3)	(0.03)	(0.08)
Non-GAAP earnings per share	$0.45 - $0.50	$2.70 - $2.90

(1)Represents costs associated with our restructuring efforts in the U.S. and Canada company-operated businesses.
(2)Includes ongoing amortization expense of acquired intangible assets associated with the acquisition of East China and Starbucks Japan; and the related post-acquisition integration costs, such as incremental information technology and compensation-related costs.
(3)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

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